THORSTEINSSONS
TAX LAWYERS

P.O. BOX 49123, THREE BENTALL CENTRE
TWENTY-SEVENTH FLOOR, 595 BURRARD STREET
VANCOUVER, BC, CANADA V7X 1J2

TELEPHONE (604) 689-1261
FACSIMILE  (604) 688-4711


February 6, 2002



Mr. James L. Speros
President, Chief Executive Officer
Sideware Systems Inc.
7900 West Park Drive
Suite T-300
McLean, Virginia 22102

Dear Sirs:

Re:  Sideware Systems Inc.
     Form S-4 Registration Statement (the "Registration Statement") Filed with the Security and Exchange Commission - February 2002

I confirm that we have acted as Canadian tax counsel to Sideware
Systems Inc. (the "Company") in connection with the above-noted matter.

In particular, we have assisted in the preparation of the disclosure set out in the Registration Statement relating to the Canadian federal income tax consequences to the Company and its shareholders of the continuation of the Company as a Delaware corporation and the merger with KnowledgeMax.

Having regard to the assumptions and restrictions set out in the disclosure within the Registration Statement relating to the "Canadian federal income tax consequences", it is our opinion that such disclosure accurately reflects the principal Canadian federal tax consequences of the continuation of the Company as a Delaware corporation and its merger with the KnowledgeMax, all as described in the Registration Statement.

This opinion is intended solely for the benefit of the Company and for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made

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available to any other person or entity without our prior written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the continuation and merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1993, as amended.

Yours truly,
THORSTEINSSONS


/s/ Douglas Mathew
for:	S. M. Cook